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                                 January 2, 2001


Fiesta Hotel Corporation
Joe G. Maloof & Co., Inc.
2400 North Rancho Drive
North Las Vegas, Nevada  89130
Attention:        George J. Maloof

Gentlemen:

     Reference is hereby made to that certain Asset Purchase Agreement dated as of July 19, 2000 (the "Purchase Agreement") by and among Station Casinos, Inc., a Nevada corporation ("Purchaser"), Fiesta Hotel Corporation, a Nevada corporation ("Seller"), Los Pueblos, Inc. ("Los Pueblos"), and Joe G. Maloof & Co., Inc. ("Parent"). Seller has succeeded to the interests of Los Pueblos by merger. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Purchase Agreement.

     Purchaser, Seller and Parent hereby agree that the Purchase Agreement is amended to clarify the following matters:

     1. The Purchase Price shall be $170,000,000, subject to adjustment as provided in Section 1.03 of the Purchase Agreement.

     2. Each of Purchaser, Seller and Parent hereby agrees that the claims made by Grupos Posadas, S.A. de C.V., Posadas de Mexico, S.A. de C.V. and Hoteles Fiesta Americana S.A. de C.V. with respect to the Fiesta tradename that constitutes Intellectual Property do not constitute a breach of the representations and warranties of Parent, Seller and/or Los Pueblos made in the Purchase Agreement nor do such claims result in an inability to convey title as required by the Purchase Agreement.

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Fiesta Hotel Corporation
Joe G. Maloof & Co., Inc.
January 2, 2001
Page Two

     3. Each of Purchaser, Seller and Parent hereby agrees that the financial performance of Seller described in that certain Milbank, Tweed, Hadley & McCloy LLP correspondence dated December 22, 2000 and December 29, 2000 does not constitute a material adverse change, or an event or development which, individually or together with other such events, could be reasonably expected to result in a material adverse change, in the Condition of the Business.

     4. Each of Purchaser, Seller and Parent hereby agrees that (a) Accounts Payable shall not constitute an Assumed Liability, but rather shall constitute a Retained Liability and (b) Accounts Payable shall not be included in the calculation of Net Current Assets.

     5. Each of Purchaser, Seller and Parent hereby agrees that it will continue to negotiate in good faith to determine the allocation of the consideration paid by Purchaser for the Assets for a period of 30 days following the Closing Date and to determine the prorations made pursuant to Section 1.07 of the Purchase Agreement within 60 days following the Closing Date.

     Purchaser hereby acknowledges and agrees that Los Pueblos may merge with and into Seller prior to the consummation of the transactions contemplated by the Purchase Agreement. Seller and Parent hereby represent and warrant that the only Assets other than Excluded Assets held by Los Pueblos prior to the merger with and into Seller were the Improvements to the Real Property.

     Each of Purchaser, Seller and Parent hereby acknowledges and agrees that "base stock" shall not be included in Inventory for purposes of the pre-closing estimated balance sheet and the calculation of Net Current Assets prepared pursuant to the Purchase Agreement.

     Seller and Parent hereby acknowledge that pursuant to Section 1.01(b)(vii) of the Purchase Agreement Purchaser has elected to acquire all of Seller's gaming chips and tokens and assume the liabilities with respect to such chips or tokens that are in circulation.


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Fiesta Hotel Corporation
Joe G. Maloof & Co., Inc.
January 2, 2001
Page Three



     Please acknowledge your agreement with the foregoing by executing a counterpart of this letter and returning it to Station Casinos, Inc.

                                       STATION CASINOS, INC.



                                       By: /s/ Glenn C. Christenson

                                       Its: Executive Vice President



                                       FIESTA STATION, INC.



                                       By: /s/ Glenn C. Christenson

                                       Its: Senior Vice President


                                       FIESTA STATION HOLDINGS, LLC



                                       By: /s/ Glenn C. Christenson

                                       Its: Manager



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Fiesta Hotel Corporation
Joe G. Maloof & Co., Inc.
January 2, 2001
Page Four

Acknowledged and Agreed this
2nd day of January 2001.

Fiesta Hotel Corporation



By: /s/ George J. Maloof

Its: President

Joe G. Maloof & Co., Inc.



By: /s/ George J. Maloof

Its: Executive Vice President